UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 10, 2008

Millennium Cell Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31083	22-3726792
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Industrial Way West
Eatontown, New Jersey 07724
(Address of principal executive offices, including zip code)

(732) 542-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant.

On July 10, 2008, the principal independent accountants of Millennium Cell Inc. (the “Company”), Ernst & Young LLP (“E&Y”), notified the Company of its resignation from its engagement with the Company, effective immediately.

During the period from January 1, 2006 through the date of E&Y’s resignation, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such period.

Except as noted in the paragraph immediately below, the report of E&Y on the financial statements for the years ended December 31, 2007 and 2006 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The report of E&Y on the Company’s financial statements for the fiscal year ended December 31, 2007, stated that due to recurring losses from operations, a deficit accumulated during the developmental stage, and the lack of sufficient liquidity to fund ongoing operations for the next fiscal year raised substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years (ended December 31, 2007 and December 31, 2006), and from January 1, 2008 through the date of E&Y’s resignation, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided E&Y with a copy of the foregoing disclosures, and has requested that E&Y furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree.

The Company has not engaged a new principal independent accountant, and does not intend to do so in the future.

Item 8.01    Other Events.

On July 17, 2008, the Board of Directors (the “Board”) of the Company approved a plan to liquidate the Company through the sale of its assets and the distribution of the proceeds to its creditors. At current estimated asset valuations, there is no expectation that the holders of the Company’s common stock, par value $0.001 will receive any proceeds through the liquidation.

To assist it in implementing the liquidation plan, the Company has engaged the services of a company formed by Adam Briggs, former President of the Company, to market and make recommendations to the Board with respect to the sale of the Company’s asset and other matters related to the winding up of the Company. As approved by the Board, the liquidation plan contemplates that the Company will file for Bankruptcy within the next 30 days.

On May 12, 2008, the Company announced that it had ceased operations, that it was engaged in discussions with a corporation that had expressed interest in entering into a reverse merger with it, which transaction would have contemplated the provision of short term liquidity for the Company pending its completion. The Company terminated such discussions, upon determining that they would not be successful. At such time, the Board determined that it was appropriate to pursue a liquidation plan.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of the Millennium Cell Inc., dated July 17, 2008, entitled “Millennium Cell Board Approves Plan to Liquidate”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Cell Inc.

By:	/s/ James L. Rawlings
Name: James L. Rawlings
Title: Authorized Signatory

Date: July 31, 2008

Exhibit Index

99.1	Press release of the Millennium Cell Inc., dated July 17, 2008, entitled “Millennium Cell Board Approves Plan to Liquidate”